
[INSERT ATIA LOGO]                                       PROXY CARD

                                                         SIGN, DATE AND VOTE ON THE REVERSE SIDE
                                                         -------------------------------------------------------------------------->
YOUR VOTE IS IMPORTANT NO
MATTER HOW MANY SHARES                                   ---------------------------------------------------------------------------
YOU OWN.  PLEASE CAST YOUR                                                        PROXY VOTING OPTIONS
PROXY VOTE TODAY!                                        ---------------------------------------------------------------------------
                                                         [GRAPHIC OMITTED]     1. MAIL your signed and voted proxy back in
                                                                                  the POSTAGE PAID ENVELOPE provided
[SHAREHOLDER'S REGISTRATION PRINTED HERE]                ---------------------------------------------------------------------------









                                                         CONTROL NUMBER > 12345678910
                                                         ---------------------------------------------------------------------------


                                       GENEVA ADVISORS ____________ FUND
                                   A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
                    PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 25, 2018

The undersigned, revoking prior proxies, hereby appoints John P. Buckel and Jennifer A. Lima as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of GENEVA ADVISORS ____________ FUND (the
"Fund"), a series of Trust for Professional Managers (the "Trust") to be held at the offices of the Fund's administrator, U.S.
Bancorp Fund Services, LLC, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, at 10:00 a.m. Central time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

------------------------------------------------------------------------------------------------------------------------------------

DO YOU HAVE QUESTIONS? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free [TOLL-FREE NUMBER].  REPRESENTATIVES ARE AVAILABLE TO ASSIST YOU Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 18,
2018.  THE PROXY STATEMENT FOR THIS MEETING IS AVAILABLE AT:

[WEBSITE]

------------------------------------------------------------------------------------------------------------------------------------
[PROXY ID NUMBER HERE]                                      [BAR CODE HERE]                                             [CUSIP HERE]
------------------------------------------------------------------------------------------------------------------------------------



GENEVA ADVISORS ____________ FUND                                                                                         PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s)
acknowledges receipt of the Proxy Statement that this proxy accompanies.
Your signature(s) on this should be exactly as your name(s)                     ____________________________________________________
appear on this Proxy (reverse side). If the shares are held jointly,            SIGNATURE (AND TITLE IF APPLICABLE)             DATE
each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.
                                                                                ____________________________________________________
                                                                                SIGNATURE (IF HELD JOINTLY)                     DATE

------------------------------------------------------------------------------------------------------------------------------------

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposal has been unanimously approved by the Board of
Trustees and recommended for approval by shareholders.  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INDICATED OR "FOR" THE
PROPOSAL IF NO CHOICE IS INDICATED.  The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: O

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     FOR          AGAINST          ABSTAIN
------------------------------------------------------------------------------------------------------------------------------------

1. Approval of an investment advisory agreement between AT Investment                 O              O                O
   Advisers, Inc., and the Trust, on behalf of the Geneva Advisors
   ____________ Fund

2. To approve an Agreement and Plan of Reorganization which provides for:             O              O                O
   (a) the transfer of all the assets and liabilities of the Geneva
   Advisors ____________ Fund to the AT ____________ Fund (the
   "Acquiring Fund"), a newly formed series of Advisors Inner Circle Fund, in exchange for Institutional Class shares of the Acquiring Fund; and
   (b) the distribution of the Institutional Class shares of the Acquiring
   Fund pro rata by the Geneva Advisors ____________ Fund to its shareholders in complete liquidation of the Geneva Advisors
   ____________ Fund.


                                                  THANK YOU FOR VOTING


------------------------------------------------------------------------------------------------------------------------------------
[PROXY ID NUMBER HERE]                                      [BAR CODE HERE]                                             [CUSIP HERE]
------------------------------------------------------------------------------------------------------------------------------------